      EX-24 POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, the undersigned
hereby constitutes and appoints MARK R. SCADINA,
MICHAEL I. MCLAUGHLIN and CARRIE DARLING, the
undersigned's true and lawful attorney-in-fact to:

1. execute for and on behalf of the undersigned,
in the undersigned's capacity as an officer
and/ or director of Fair Isaac Corporation
(the "Company"), Forms 3, 4 and 5, including
Form ID application and verification, in accordance
with Section 16(a) of the Securities Exchange Act
of 1934, as amended, and the rules and regulations
thereunder;
2. do and perform any and all acts for and on behalf
of the undersigned which may be necessary or desirable
to complete and execute any such Form ID, Form 3, 4 or
5 and timely file such form with the United States
Securities and Exchange Commission and any stock
exchange or similar authority* and 3. take any other
action of any type whatsoever in connection with the
foregoing which, in the opinion of such attorney-in-fact,
may be of benefit to, in the best interest of, or legally
required by, the undersigned, it being understood that the
documents executed by such attorney-in-fact on behalf of
the undersigned pursuant to this Power of Attorney shall
be in such form and shall contain such terms and conditions
as such attorney-in-fact may approve in such attorney-in-fact's discretion.
The undersigned hereby grants to such attorney-in-fact full
power and authority to do and perform any and every act and
thing whatsoever requisite, necessary, or proper to be done
in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of
substitution or revocation., hereby ratifying and confirming all that such attorney-in-fact or attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange
Act of 1934.

This Power of Attorney revokes all prior powers of attorney of a similar scope and shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused the Power of Attorney to be executed as of this day, August 18, 2020.
/s/ Thomas A. Bowers
    Thomas A. Bowers